Exhibit 99.1

Citizens Financial Services, Inc. Announces Completion of Merger with HV Bancorp, Inc.

Mansfield, PA – June 16, 2023 – Citizens Financial Services, Inc. (NASDAQ: CZFS) (the “Company” or “CZFS”), the holding company for First Citizens Community Bank (“FCCB”), completed its merger with HV Bancorp, Inc. (NASDAQ: HVBC) and FCCB completed its merger with HVBC’s subsidiary bank, Huntingdon Valley Bank (“HVB”). Under the terms of the merger agreement, HVBC merged with and into CZFS with CZFS as the surviving corporation and HVB merged with and into FCCB with FCCB as the surviving institution.

This strategically compelling merger is expected to enhance and expand CZFS’s presence in communities located in Montgomery, Bucks and Philadelphia Counties in Pennsylvania, New Castle County in Delaware, and Burlington County in New Jersey.

“With this merger, we aim to provide an even more robust and comprehensive range of financial services and products to our customers,” noted Randall E. Black, President & CEO of FCCB. “By leveraging the synergies between our institutions, we will enhance our capabilities, expand our reach, and deliver the superior banking experience for which we are known to customers in and around the Philadelphia market.”

In connection with the closing of the merger, Robert J. Marino, the former President of HVBC, will join the combined company as a member of the board of directors of each of CZFS and FCCB and in the role of Chief Revenue Officer and Senior Executive Vice President of FCCB. John D. Behm, a former director of HVBC, was also appointed to the board of directors of FCCB.

Under the terms of the merger agreement, at the effective time of the merger, each share of HVBC common stock was converted into the right to receive, subject to the election of the holder, either (x) $30.50 in cash or (y) 0.4040 shares of CZFS common stock (as adjusted for a stock dividend), with cash payable in lieu of any fractional shares. Elections were subject to proration procedures whereby at least 80% of shares of HVBC common stock will be exchanged for shares of CZFS common stock. As a result of the elections, former HVBC shareholders received an aggregate of approximately 723,068 shares of CZFS common stock and an aggregate of approximately $13.65 million in cash.

About Citizens Financial Services, Inc.

Citizens Financial Services, Inc. (NASDAQ: CZFS) is a $2.3 billion bank holding company conducting business through First Citizens Community Bank. First Citizens Community Bank operates 33 offices in Pennsylvania, Delaware and New York. For more details on Citizens Financial Services, Inc. visit: www.firstcitizensbank.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about CZFS and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding CZFS’ future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to CZFS, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results.

The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: (1) the businesses of CZFS and HVBC may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the possibility that CZFS may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate HVBC’s operations and those of CZFS; (5) such integration may be more difficult, time consuming or costly than expected; (6) revenues following the merger may be lower than expected; (7) the dilution caused by CZFS’s issuance of additional shares of its capital stock in connection with the merger; (8) changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; and (9) legislative and regulatory changes. Further information about these and other relevant risks and uncertainties may be found in CZFS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in subsequent filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. CZFS does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Citizens Financial Services, Inc.

Contact:

LeeAnn Gephart

SVP, Chief Consumer Banking Officer

(570) 546-6005